Exhibit 3.2
BYLAWS
OF
FIRST FREEDOM BANCSHARES, INC.
ARTICLE I
NAME AND OFFICES OF COMPANY
     The name of the Company is First Freedom Bancshares, Inc., and its principal office and address is 1620 West Main Street, Lebanon, Wilson County, Tennessee 37087. The Company may maintain branch offices at such other places as may be determined by the Board of Directors (“Board” or “Directors” as the context may require) and approved by applicable regulatory authorities.
ARTICLE II
CERTIFICATES OF STOCK
     Section 1. Issuance. Certificates evidencing ownership of shares of common stock of the Company shall be numbered consecutively in the order in which they are issued. Certificates shall be personally signed by the President and the Secretary of the Company except where facsimiles of said signatures are permitted by law. The Seal of the Company may be impressed upon each Certificate. The name and address of the owner, the number of shares and the date of issuance of each Certificate shall be entered on the stock records of the Company.
     Section 2. Authorized Capital Stock. The capital stock of the Company shall consist of Ten Million (10,000,000) shares, par value One Dollar ($1.00) per share, of common stock with voting rights of one vote per share on all matters on which Shareholders are entitled to vote.
     Section 3. Transfer. Transfers of shares shall only be made on the stock records of the Company by the holder of the shares in person or by power of attorney and except in the case of lost or destroyed Certificates, by the surrender of the old Certificate for such shares. In the case of lost or destroyed Certificates, an affidavit of lost shares with an appropriate indemnity, in properly notarized and legal form, shall be presented to the agent of the Company, designated by the Board, responsible for such transfers.
     Section 4. Ownership Limitation. No person (an “Acquiror”) may purchase or otherwise acquire common stock of the Company from the Company or from any other person or entity, nor may the Company or any such other person or entity issue or transfer common stock of the Company to any Acquiror, if after such transaction such Acquiror, either alone or together with such Acquiror’s affiliates in the aggregate, would own more than nine

Ex. 3.2

percent (9%) of the Company’s total issued and outstanding common stock; provided, however, that nothing herein shall prohibit any person from receiving by will or by the laws of descent or distribution or intestate succession common stock of the Company which would result in such person’s owning more than nine percent (9%) of the total issued and outstanding shares of common stock of the Company; and provided, further, that nothing herein shall prohibit the holder of options or warrants to acquire the common stock of the Company (which options or warrants were granted or issued directly by the Company to such holder) from acquiring such common stock under the terms and provisions of the applicable options or warrants even if such exercise of such option or warrant would result in such person’s owning in excess of nine percent (9%) of the Company’s total issued and outstanding common stock. Any Acquiror who purports to acquire more than the permitted number of shares and any person or entity that purports to transfer such shares to such Acquiror, except as set forth herein, shall be deemed to have engaged in a “non-qualifying transaction.” Any non-qualifying transaction shall be null and void, ab initio, and the Company shall have no obligation to transfer such shares or to record such purported transfer of shares on its stock records or otherwise recognize in any way such purported transfer. For purposes of this section of the Bylaws of the Company, the “affiliates” of a person shall be deemed to include, in the person’s family, a spouse and dependent children; any corporation or other business entity of which the person or the person’s spouse owns or controls fifty percent (50%) or more of the voting stock or otherwise exercises voting control of the business entity; and shall also include a family limited partnership of which the person is a general or limited partner. As used herein, “person” shall include any individual or entity. Transfer of the Company’s common stock is restricted in accordance with the foregoing, and the stock certificates evidencing the Company’s common stock shall contain a legend making reference to such transfer restrictions.
ARTICLE III
MEETINGS OF SHAREHOLDERS
     Section 1. Annual Meeting. The annual meeting of the Shareholders of the Company for the election of Directors and for the transaction of such other business as may properly come before it shall be held in Wilson County, Tennessee, not later than one hundred twenty (120) days from the last day of the Company’s prior fiscal year. All Shareholders of record shall receive, at the address shown by the stock records of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting, written notice of the date, time and place of the meeting.

Ex. 3.2

     Section 2. Quorum. A majority of the stock entitled to vote is required to constitute a quorum at any Shareholders’ meeting. If, however, such a majority shall not be present or represented at any regular or special meeting of the Shareholders, the Shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, and at the adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to constitute a quorum. All questions at meetings of the Shareholders shall be decided by a vote of a majority of the shares represented at such meeting.
     Section 3. Special Meeting. Special meetings of the Shareholders shall also be held in Wilson County, Tennessee. Special meetings may be called by the Commissioner of Financial Institutions, the Chairman, the President/Chief Executive Officer, a majority of the Board, or by the owners of ten percent (10%) or more of the outstanding shares of the Company. Notice of said special meeting shall comply with Section 1 of Article III of these Bylaws and shall state the purpose or purposes of the special meeting and the business to be conducted.
     Section 4. Presiding Officer. The Chairman of the Board shall preside at all meetings of the Shareholders, and in the Chairman’s absence or refusal to serve, the President/Chief Executive Officer shall preside, and in the President/Chief Executive Officer’s absence or refusal to serve, any authorized officer or Director appointed by the Board prior to the meeting shall preside.
     Section 5. Voting Power and Record Date. At all meetings of the shareholders, each shareholder shall be entitled to cast one non-cumulative vote for each share of voting stock recorded in the shareholder’s name on the books of the Bank as of the Record Date (as defined below) (“shareholders of record”). For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date (the “Record Date”) as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of shareholders, not fewer than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any

Ex. 3.2

meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment.
     Section 6. Proxies.
     (A) Shareholders of record shall be entitled to vote by proxy at any regular or special meeting of Shareholders. Proxies shall be provided with notice of the meeting of Shareholders. Proxies must be signed by the owner(s) of the shares, to be voted on the proxies provided, and shall be valid for only one (1) meeting, to be specified on the proxy form, and any adjournments of such meeting. All proxies shall be dated and filed with the records of such meeting and shall be delivered to the Secretary of the Board prior to the time such proxies are voted. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.
     (B) An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the Company who extended it credit under terms requiring the appointment; (iv) an employee of the Company whose employment contract requires the appointment; or (v) a party to a voting agreement created under the provisions of Tennessee law (Tenn. Code Ann. § 48-17-302, as it may hereinafter be amended) relating to certain Shareholders’ agreements. An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished.
     (C) In the case of a proxy not made irrevocable under Section 6(B) of Article III of these Bylaws, the death or incapacity of the Shareholder appointing the proxy shall not affect the right of the Company to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.
     (D) Each fiduciary, including a fiduciary acting as executor, administrator, guardian, committee, agent or trustee, owning shares registered in such person’s name as fiduciary, or in the name of another for the convenience of the fiduciary, may, in addition to exercising the voting rights vested in such fiduciary, execute and deliver, or cause to be executed and delivered, a proxy or proxies in accordance with applicable law, these Bylaws, and any specific provisions of a trust or other fiduciary agreement to others for the voting of such shares, but

Ex. 3.2

subject always to the following limitations: (i) if there are two (2) or more fiduciaries acting, the proxy shall be executed by, and voting instructions shall be issued by, agreement of all fiduciaries or a majority of them, and in the event of failure to obtain a majority, each of the fiduciaries shall vote the number of shares held by the fiduciaries divided by the number of fiduciaries; and (ii) in the event the rights, manner or method of voting or the purpose to be accomplished is fixed by the instrument or instruments appointing the fiduciary, the directions therein shall govern.
     Section 7. Voting of Shares in the Name of Two or More Persons. When ownership of shares stands in the name of two (2) or more persons, in the absence of written directions to the Company to the contrary, at any meeting of Shareholders, any one or more of such Shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no such votes shall be cast for such shares if a majority cannot agree.
     Section 8. Informal Action by Shareholders. Action required or permitted to be taken at a Shareholders’ meeting may be taken without a meeting. If all Shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the Shareholders. The action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each Shareholder entitled to vote on the action in one or more counterparts, indicating such signing Shareholder’s vote or abstention on the action and delivered to the Company for inclusion in the minutes or for filing with the Company’s records.
ARTICLE IV
DIRECTORS
     Section 1. Directors.
     (A) The business and affairs of the Company shall be under the direction of its Board, which shall meet no less than quarterly. A majority of the Board shall constitute a quorum. The Board shall elect annually a Chairman and a Secretary and such other officers as the Board may deem appropriate. The Secretary of the Board shall keep minutes of each meeting, including a record of attendance and of all votes cast by each Director. In addition to the powers and authority conferred upon them by these Bylaws, the Board may exercise all such powers

Ex. 3.2

and do such acts and things as it may be authorized to do by statute or rule or regulation of applicable regulatory authorities or by the Charter of the Company or by the Shareholders.
     (B) The Board shall consist of at least five (5) persons but not more than twenty-five (25). Directors shall be elected by non-cumulative vote of the Shareholders at the annual meeting. The Directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the first annual meeting of Shareholders, Class I Directors shall be elected for a one (1) year term; Class II Directors shall be elected for a two (2) year term; and Class III Directors shall be elected for a three (3) year term. At each succeeding annual meeting of Shareholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to his or her prior death, resignation, retirement, disqualification, or removal from office. The initial number of members of the Board shall be fixed at twelve (12).
     (C) A majority of the Directors shall reside within one hundred (100) miles of any branch of the Company for at least one (1) year immediately preceding their election and during the term of service as Directors. Each Director, during his or her term of service, shall be a citizen of the United States.
     Section 2. Vacancies. Vacancies among the Directors may be filled by vote of the remaining Directors, unless occurring because of removal by the Shareholders, at any regular or special meeting of the Board, and any Director so elected shall serve until the next annual meeting of Shareholders.
     Section 3. Meetings of the Board.
     (A) Regular meetings of the Board shall be held at the main office of the Company at such time as the Board by majority vote may from time to time determine. Members of the Board may participate in Board meetings via conference call, video conference, or other electronic means whereby the members are able to interact with one another.

Ex. 3.2

     (B) Special meetings of the Board may be held as determined by the Directors or may be called by the Chairman, the President/Chief Executive Officer, or by a majority of the Directors. Special meetings of the Board may also be called by the Company’s regulatory and/or securities counsel with the approval of either the President or the Chairman; by the Commissioner of the Department of Financial Institutions or his or her designee; and by the Regional Director of the Federal Deposit Insurance Corporation and his or her designee..
     (C) No formal or written notice of regular meetings of the Board need be given the Directors, but written notice of special or called meetings shall be mailed to each Director at least five (5) days before the meeting. Notice of any such meeting may be waived in writing at any time before, during or after the meeting. Attendance in person at the meeting shall constitute a waiver of notice thereof unless attendance is for the purpose of objecting to the meeting.
     (D) A Director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to the action taken unless: (i) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding the meeting or transacting business at the meeting; (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
     (E) Whenever the Directors of the Company are required or permitted to take any action by vote, such action may be taken without a meeting by written consent setting forth the action so taken, signed by all the Directors entitled to vote thereon. Such written consent may be by any number of counterparts and may be evidenced by signatures of the Directors transmitted by facsimile or other electronic means.
     Section 4. Removal of Directors. The Shareholders may remove one (1) or more Directors with or without cause at a meeting called specifically for that purpose, and the meeting notice must state that the purpose, or one of the purposes of the meeting, is for the removal of one or more Directors. Any or all of the Directors may be removed for cause by a vote of a majority of the entire Board of Directors at a meeting called specifically for that purpose.

Ex. 3.2

     Section 5. Resignation of Directors. A Director may resign at any time by delivering written notice to the Board, the Chairman, the President/Chief Executive Officer, or to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
     Section 6. Presiding Officer. The Chairman shall preside at all meetings of the Board, and in case of the Chairman’s absence, incapacity or refusal to serve, the President/Chief Executive Officer shall preside, and in the case of the President/Chief Executive Officer’s absence, incapacity or refusal to serve, the Directors present shall elect one of their number to preside at such meeting.
     Section 7. Quorum. A majority of the members of the Board shall constitute a quorum to transact business, and all questions shall be decided by a majority vote of the Directors present, assuming a quorum, unless a greater number is required by law.
     Section 8. Removal of Officers and Employees. Any or all officers and members of committees, as well as all other employees of the Company, may be removed at any regular or special meeting of the Board without the necessity of any specification thereof in the call of the meeting, and any officer, employee or committee member may be suspended by the Chairman until the next meeting of the Board; provided, however, that such removals or suspensions shall be made, where appropriate, after consultation with counsel or other advisors to assure compliance with applicable labor and employment laws and regulations.
     Section 9. Appointment of Agents and Employees. All agents and employees shall be appointed by the President/Chief Executive Officer or by a person designated by the Chairman. Fidelity bonds shall be formulated by any officer or employee of the Company in such form and amount and with such surety as may be required and approved by the Executive/Loan Committee or by the Board. Such bond shall be lodged with the President/ Chief Executive Officer or the Chief Operating Officer of the Company who shall see to the renewal and safekeeping of the same.
     Section 10. Vacancies. Any vacancy occurring among the officers of the Company shall be filled as soon as practicable by the Board at any regular or special meeting thereof.
     Section 11. Retirement of Directors; Advisory Board. When a Director attains the age of seventy (70) or otherwise retires under the retirement policies of the Company as established from time to time by the Board of Directors, such Director automatically shall become an Honorary Director of the Company following his or her retirement. The Board of Directors of the Company also may appoint any individual an Honorary Director, Director

Ex. 3.2

Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section may be compensated as determined by the Executive/Loan Committee; provided, however, such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum and shall not have any responsibility or be subject to any liability imposed upon a Director or the Company, or otherwise be deemed a Director or provide due influence in decision making.
     Section 12. Additional Powers. In addition to the powers and authority conferred upon them by these Bylaws, the Board may exercise all such powers and do all such acts and things as it may be directed or required to do by applicable law and regulation, the Company’s Charter, or the Company’s Shareholders.
ARTICLE V
COMMITTEES OF THE BOARD
     Section 1. Executive/ Loan Committee.
     (A) The Board shall appoint an Executive/Loan Committee. Any number of Directors or all of the Directors may serve on the Executive/Loan Committee, as may be determined by the Board. The Executive/Loan Committee shall elect a chairman from among its members. The Executive/Loan Committee shall meet any time upon the call of the chairman of the committee or the President/Chief Executive Officer or the Chairman of the Board. The Executive/Loan Committee shall supervise the operations of the Company and the management and investment of its funds and assets. The Executive/Loan Committee shall fix the salaries of all officers of the Company and shall have general supervision over all expenses. The Executive/Loan Committee is authorized to fix reasonable compensation for Directors and committee members for attendance at meetings. In addition, the Executive/Loan Committee shall consider and pass on loans as submitted by the executive and lending officers of the Company. A majority of the members of the Executive/Loan Committee shall constitute a quorum, and resolutions may be adopted by a majority vote of a quorum. At the discretion of the Board of Directors, non-Director lending officers of the Company may also be members of the Executive/Loan Committee; provided, however, that such non-Director members shall having voting authority only in matters dealing with the Company’s lending and credit activities. The Executive/Loan Committee shall keep minutes and such minutes shall be maintained in the records of the Company.
     (B) The Executive/Loan Committee may appoint officers subject to approval by the Board.

Ex. 3.2

     (C) At any time occurring between regular meetings of the Board, the Executive/Loan Committee shall have the power to adopt resolutions which shall be of like force and effect as though adopted by the full Board, except that the Executive/Loan Committee may not declare dividends, amend the Bylaws, elect Directors, or vote to recommend that the Company sell all or substantially all of its assets, merge, or otherwise change its corporate form. Any action taken by the Executive/Loan Committee shall be subject to review, ratification, and/or rejection by the Board; provided, however, that such review shall not affect the rights of other persons who may have relied upon the action by the Executive/Loan Committee.
     Section 2. Audit Committee.
     (A) The Audit Committee, none of whose member shall be active officers of the Company, shall consist of at least three (3) members of the Board, recommended by the President/Chief Executive Officer or the Chairman, and appointed by the Board. The Audit Committee shall meet at least twice a year at the call of the Chairman or the chairman of the Audit Committee. In the absence of a member of the Audit Committee, the Chairman may appoint another Director to serve in the absent member’s place; provided, however, that neither the President/Chief Executive Officer nor the Chairman of the Board may serve on the Audit Committee.
     (B) The Audit Committee shall, upon its own recommendation and with the approval of the Board and the Shareholders, employ a qualified firm of certified public accountants (“Audit Firm”) to examine such books, assets and securities of the Company as such Audit Firm deems necessary and proper, or as it may be directed to examine, comparing and verifying the same. A record shall be kept of all such examinations, which shall be certified to by the members of the Audit Committee and presented to the Board at its next meeting. The Audit Committee shall report to the Board the results of the examination relating to whether the Company is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes as shall be deemed advisable.
     Section 3. Investment Committee. The Investment Committee shall consist of at least three (3) members of the Board of Directors and may include one or more officers of the Company. The Investment Committee shall elect a chairman from among its members. The Investment Committee shall meet any time upon the call of the chairman of the Committee, or the President/Chief Executive Officer, or the Chairman of the Board. A majority of the members of the Investment Committee shall constitute a quorum, and resolutions may be adopted by a majority of a quorum. The Investment Committee shall oversee the Company’s investment portfolio in

Ex. 3.2

accordance with the Investment Policies and Procedures of the Company and shall make periodic reports to the full Board of Directors.
     Section 4. Other Committees. The Board may appoint other committees, from time to time, as recommended by the President/Chief Executive Officer or the Chairman, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, a majority of the committee members will constitute a quorum of any Board-appointed committee.
ARTICLE VI
POWERS AND DUTIES OF OFFICERS
     Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders of the Company and shall preside at meetings of the Board. The Chairman shall make a report of the Company’s condition to the Shareholders at their annual meeting. The Chairman, together with the Executive/Loan Committee, with the advice and consent of the Board, shall determine the general policy of the Company to be followed by its officers and employees.
     Section 2. Secretary. The Secretary of the Board shall attend and keep minutes of all meetings of the Shareholders and the Board and shall issue notices of all meetings of Shareholders, Directors, or other meetings where notice is required by these Bylaws or by the Board, and shall perform all duties incident to the position of Secretary, subject to control of the Board. The Secretary shall record all votes and minutes of all such proceedings in a manner prescribed by law.
     Section 3. President/Chief Executive Officer. The President/Chief Executive Officer, who shall be a member of the Board, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President/Chief Executive Officer shall oversee the credit functions, operations, and personnel of the Company. At each regular meeting of the Board, the President/Chief Executive Officer shall render a report of the expenses of the Company for the period since the last meeting of the Board and shall render a statement of the general condition of the business of the Company as of the close of business on the last day of the previous calendar month. The President/Chief Executive Officer shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; and to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depositary or trustee, or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may to the President/Chief

Ex. 3.2

Executive Officer seem appropriate and in the best interest of the Company. The Board may alter the duties of the President/Chief Executive Officer from time to time as may be in the best interest of the Company without the necessity of amending these Bylaws.
     Section 4. Separation of Offices. At any time the Board deems that it is in the best interest of the Company to separate the offices of President and Chief Executive Officer, the Board may, by a majority vote of its members, provide for the separation of the duties of the offices of President and Chief Executive Officer without the necessity of amending these Bylaws. If the Board decides that it is in the best interest of the Company to separate the duties of President and Chief Executive Officer, in these Bylaws the designation “President/Chief Executive Officer” shall be deemed to mean “President or Chief Executive Officer.”
     Section 5. Other Officers. The Board may appoint such other officers of the Company as the Board may deem necessary and proper. Such other officers shall perform the duties and have the authority delegated to them by the Board, the Executive/Loan Committee, or the President/ Chief Executive Officer.
     Section 6. Vacancies. The Board may fill vacancies at any special or regular meeting, and the officers filling such vacancies shall hold such offices until their successors are elected and qualified.
     Section 7. Compensation. The compensation of executive officers of the Company shall be fixed by the Executive/Loan Committee, from time to time.
ARTICLE VII
INDEMNITY
     Section 1. Parties to Proceedings. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), provided that the basis of such proceeding is alleged action in an official capacity as a Director, officer, or employee within the scope of such indemnitee’s duties and authority, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Business Corporation Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law

Ex. 3.2

permitted the Company prior to such amendment), and applicable federal law and regulation, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII with respect to proceedings to enforce rights to indemnification, the Company shall indemnify only if such proceeding (or part thereof) was authorized by the Board of the Company. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director, officer, or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise (hereinafter an “undertaking”).
     Section 2. Claims. If a claim under Section 1 of this Article VII is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) any suit brought by the Company to recover an advancement of expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal law and regulations. Neither the failure of the Company (including the Board, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the

Ex. 3.2

indemnitee is proper in the circumstances the indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal law and regulations, nor an actual determination by the Company (including the Board, independent legal counsel, or its Shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VII or otherwise shall be on the Company.
     Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of Shareholders, disinterested Directors or otherwise.
     Section 4. Other Indemnification. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Company.
     Section 5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the Company, or who, while a Director, officer, employee or agent of the Company, is or was serving at the request of the Board as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article VII or the Tennessee Business Corporation Act or applicable federal law and regulations.
     Section 6. Regulatory Matters. Notwithstanding anything contained in these Bylaws to the contrary, the Company shall indemnify permitted indemnitees if all of the following conditions are met:
     (A) the Company’s Board of Directors determines in writing that the indemnitee acted in good faith and in the best interest of the Company;

Ex. 3.2

     (B) the Board of Directors determines that the payment will not materially affect the safety and soundness of the Company;
     (C) the payment does not fall within a prohibited indemnification payment under state or federal law or regulation; and
     (D) the indemnitee agrees in writing to reimburse the Company, to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.
ARTICLE VIII
FISCAL YEAR AND ANNUAL STATEMENT
     The fiscal year of the Company shall be as determined by the Board. In the absence of such determination, the fiscal year shall be the calendar year. At the end of each fiscal year, an annual statement shall be made to the Shareholders and to the Board at their respective meetings, which statement shall contain a true statement of the profits of the Company, before being divided, taking into consideration all losses, shrinkages and depreciation of whatsoever character and kind, and prepared according to generally accepted accounting practices and procedures and such statement shall be included in the minutes of such meetings.
ARTICLE IX
DIVIDENDS
     The Board may declare such dividends upon the common stock, either at its annual meeting or at any special meeting for that purpose, as in its judgment the Board may deem proper and consistent with the affairs of the Company and the safe and sound operation of the Company, consistent with applicable laws and regulations.
ARTICLE X
CORPORATE ACTIONS
     Section 1. Contracts. Unless otherwise required by the Board, any contract or agreement that would bind the Company must be signed by one (1) officer of the Company, whom the Board shall designate by resolution from time to time. The Board may from time to time authorize any other officer or agent to enter into any contract

Ex. 3.2

or execute any instrument in the name of and on behalf of the Company as the Board may deem appropriate, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President/Chief Executive Officer, the Executive/Loan Committee, or the Board. Such authority may be general or confined to specific instances.

Ex. 3.2

     Section 3. Sale and Transfer of Securities. The President/Chief Executive Officer, Chief Operating Officer, Secretary or any other officer of the Company designated by the President, the signature of two (2) such officers being required, shall be authorized to sell and assign or endorse for transfer or exchange any stock, bond, United States government or agency security, or other security, or to request payment or re-issue of any or all such securities now or hereafter registered in the name of the Company and owned by it, held for re-sale, or held by it in any fiduciary capacity; to sell and assign any such securities which the Company is or shall be authorized or empowered to sell and assign as attorney for, or other representative of, the owner thereof, and to use one or more attorneys for such purpose.
     Section 4. Checks, Drafts, etc. Unless otherwise required by the Board, all checks, drafts, bills of exchange and other negotiable instruments of the Company shall be signed by either the Chairman, the President/Chief Executive Officer, the Chief Operating Officer, or such other officer or agent as the Board may authorize by resolution. Such authority may be general or confined to specific instances, and, if so directed by the Board, the signatures of two (2) or more officers may be required.
     Section 5. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks or other depositories as the Board may authorize.
     Section 6. Release of Liens. The Board shall designate the officers of the Company who shall be authorized to execute releases of liens on real property and on tangible and intangible personal property securing any indebtedness owed to the Company.
     Section 7. Other Instruments. The President/Chief Executive Officer and the Chief Operating Officer are authorized to execute in the name of the Company all other instruments as may be proper in carrying out the business purposes of the Company.
     Section 8. Corporate Seal. The Company may have a corporate seal on which may be inscribed the name FIRST FREEDOM BANCSHARES, INC., the year the Company is incorporated, and the words CORPORATE SEAL, TENNESSEE.

Ex. 3.2

ARTICLE XI
LOANS
     The authority of the various officers of the Company with respect to the making of loans and the procedures to be followed shall be such as may from time to time be prescribed by the Board, the Executive/Loan Committee, or the President/Chief Executive Officer, consistent with the duly approved lending policies of the Company.
ARTICLE XII
AMENDMENTS
     These Bylaws and the Charter of the Company may be altered, modified, amended or repealed at any regular meeting of Shareholders, or at any special meeting of Shareholders called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at such meeting, provided that notice of the proposed alteration, modification, amendment or repeal, if made at the special meeting, must have been given to the Shareholders with the notice of the special meeting. These Bylaws may also be altered or amended or repealed and any new Bylaws adopted by a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting called for such purpose.
ARTICLE XIII
CONFLICT WITH GOVERNING LAW AND REGULATION
     If any provision of these Bylaws is found to be in conflict with any state or federal banking laws and/or regulations or the Tennessee Business Corporation Act, the provisions of governing law and regulation shall govern the conduct of the Company’s governance.

John Lancaster
s/s President/Chief Executive Officer

John Lancaster
Print or type name

John Bradshaw
s/s Secretary

John Bradshaw
Print or type name

Ex. 3.2